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                                                               EXHIBIT 99.(g)(1)

                                   APPENDIX A

                                CUSTODY AGREEMENT
                             WELLS FARGO FUNDS TRUST

For its custodial services, the Custodian shall receive a fee, with respect to each Fund of 0.02% of the average daily net assets of each such Fund. Exceptions to the custodial fees are noted below for the following Funds:

..    The custodial fee for the Wealthbuilder Portfolios and Life Stage
     Portfolios is 0.00% so as long as they invest their assets solely in one or more investment companies.

..    The custodial fee for the Gateway Funds, which are listed below with an asterisk, is 0.00% so long as they remain Gateway Funds.

..    The custodial fee of 0.02% for the Managed Account CoreBuilder Shares
     Series G and Managed Account CoreBuilder Shares Series M will be paid by the investment adviser, Wells Fargo Funds Management, LLC.

..    The custodial fee for the International Core Fund, International Equity
     Fund, International Value Fund and Overseas Fund is 0.10%.

..    The custodial fee for the Asia Pacific Fund and Emerging Markets Focus Fund
     is 0.25%.

..    The custodial fee for the Specialized Health Sciences Fund and Specialized
     Technology Fund is 0.07%.

Funds of Wells Fargo Funds Trust Covered by This Agreement

1.   Aggressive Allocation Fund*
2.   Asia Pacific Fund
3.   Asset Allocation Fund
4.   Balanced Fund/1/
5.   California Limited-Term Tax-Free Fund
6.   California Tax-Free Fund
7.   California Tax-Free Money Market Fund
8.   California Tax-Free Money Market Trust
9.   Cash Investment Money Market Fund
10.  Capital Growth Fund
11.  Colorado Tax-Free Fund
12.  Common Stock Fund
13.  Conservative Allocation Fund*
14.  Corporate Bond Fund/2/
15.  C&B Large Cap Value Fund*

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*    Gateway Fund
/1/ On November 7, 2007, the Board of Trustees approved the merger of the Balanced Fund into the Asset Allocation Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.
/2/ On November 7, 2007, the Board of Trustees approved the merger of the Corporate Bond Fund into the Income Plus Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

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16.  C&B Mid Cap Value Fund
17.  Discovery Fund
18.  Diversified Bond Fund*
19.  Diversified Equity Fund*
20.  Diversified Small Cap Fund*
21.  Dividend Income Fund/3/
22.  Emerging Growth Fund*
23.  Emerging Markets Focus Fund/4/
24.  Endeavor Large Cap Fund/5/
25.  Endeavor Select Fund
26.  Enterprise Fund
27.  Equity Income Fund*
28.  Equity Index Fund/6/
29.  Equity Value Fund
30.  Government Money Market Fund
31.  Government Securities Fund
32.  Growth Balanced Fund*
33.  Growth Equity Fund*
34.  Growth Fund
35.  Growth and Income Fund/7/
36.  Heritage Money Market Fund
37.  High Income Fund
38.  High Yield Bond Fund/8/
39.  Income Plus Fund
40.  Index Fund*
41.  Inflation-Protected Bond Fund*
42.  Intermediate Government Income Fund/9/
43.  Intermediate Tax-Free Fund/10/
44.  International Core Fund
45.  International Equity Fund

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*    Gateway Fund
/3/ On November 7, 2007, the Board of Trustees approved a sub-adviser change to the Dividend Income Fund. Subject to shareholder approval of a new sub-advisory agreement, which is expected to occur by the end of the second quarter of 2008, the Fund will be renamed the Large Company Value Fund.
/4/ On November 7, 2007, the Board of Trustees approved the name change of the Emerging Markets Focus Fund to the Emerging Markets Equity Fund, which will become effective on February 1, 2008.
/5/ On November 7, 2007, the Board of Trustees approved the merger of the Endeavor Large Cap Fund into the Capital Growth Fund. The fund merger is expected to occur before the end of the third quarter of 2008.
/6/ On November 7, 2007, the Board of Trustees approved the merger of the Equity Index Fund into the Index Fund. The fund merger is expected to occur before the end of the third quarter of 2008.
/7/ On November 7, 2007, the Board of Trustees approved the merger of the Large Company Core Fund into the Growth and Income Fund. Effective before the third quarter of 2008, the Growth and Income Fund will change its name to the Large Company Core Fund.
/8/ On November 7, 2007, the Board of Trustees approved the merger of the High Yield Bond Fund into the High Income Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.
/9/ On November 7, 2007, the Board of Trustees approved the merger of the Intermediate Government Income Fund into the Government Securities Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.
/10/ On November 7, 2007, the Board of Trustees approved the name change of the Intermediate Tax-Free Fund to the Intermediate Tax/AMT-Free Fund, effective November 1, 2008.

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46.  International Value Fund*
47.  Large Cap Appreciation Fund*
48.  Large Cap Growth Fund
49.  Large Company Core Fund/11/
50.  Large Company Growth Fund*
51.  Life Stage - Aggressive Portfolio/12/
52.  Life Stage - Conservative Portfolio/13/
53.  Life Stage - Moderate Portfolio/14/
54.  Managed Account CoreBuilder Shares Series G/15/
55.  Managed Account CoreBuilder Shares Series M/15/
56.  Mid Cap Disciplined Fund
57.  Mid Cap Growth Fund
58.  Minnesota Money Market Fund
59.  Minnesota Tax-Free Fund
60.  Moderate Balanced Fund*
61.  Money Market Fund
62.  Money Market Trust
63.  Municipal Bond Fund
64.  Municipal Money Market Fund
65.  National Limited-Term Tax-Free Fund/16/
66.  National Tax-Free Fund/17/
67.  National Tax-Free Money Market Fund
68.  National Tax-Free Money Market Trust
69.  Nebraska Tax-Free Fund/18/
70.  Opportunity Fund
71.  Overland Express Sweep Fund
72.  Overseas Fund/19/

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*    Gateway Fund
/11/ On November 7, 2007, the Board of Trustees approved the merger of the Large
     Company Core Fund into the Growth and Income Fund. The fund merger is expected to occur before the end of the third quarter of 2008.
/12/ On November 7, 2007, the Board of Trustees approved the merger of the Life
     Stage - Aggressive Portfolio into the Aggressive Allocation Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.
/13/ On November 7, 2007, the Board of Trustees approved the merger of the Life
     Stage - Conservative Portfolio into the Moderate Balanced Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.
/14/ On November 7, 2007, the Board of Trustees approved the merger of the Life
     Stage - Moderate Portfolio into the Growth Balanced Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.
/15/ On November 7, 2007, the Board of Trustees approved the establishment of the Managed Account CoreBuilder Shares Series G and Managed Account CoreBuilder Shares Series M which are expected to commence operations on or about February 29, 2008.
/16/ On November 7, 2007, the Board of Trustees approved the merger of the National Limited-Term Tax-Free Fund into the Short-Term Municipal Bond Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.
/17/ On November 7, 2007, the Board of Trustees approved the merger of the National Tax-Free Fund into the Municipal Bond Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.
/18/ On November 7, 2007, the Board of Trustees approved the liquidation of the Nebraska Tax-Free Fund. Liquidation is expected to occur on or about January 25, 2008.

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73.  Prime Investment Money Market Fund
74.  Short Duration Government Bond Fund
75.  Short-Term Bond Fund
76.  Short-Term High Yield Bond Fund
77.  Short-Term Municipal Bond Fund
78.  Small Cap Disciplined Fund
79.  Small Cap Growth Fund
80.  Small Cap Opportunities Fund
81.  Small Cap Value Fund
82.  Small Company Growth Fund*
83.  Small Company Value Fund*
84.  Small/Mid Cap Value Fund
85.  Specialized Financial Services Fund
86.  Specialized Health Sciences Fund/20/
87.  Specialized Technology Fund
88.  Stable Income Fund*
89.  Strategic Income Fund
90.  Strategic Small Cap Value Fund*
91.  Target Today Fund*
92.  Target 2010 Fund*
93.  Target 2015 Fund*
94.  Target 2020 Fund*
95.  Target 2025 Fund*
96.  Target 2030 Fund*
97.  Target 2035 Fund*
98.  Target 2040 Fund*
99.  Target 2045 Fund*
100. Target 2050 Fund*
101. Total Return Bond Fund*
102. Treasury Plus Money Market Fund
103. Ultra-Short Duration Bond Fund/21/
104. Ultra Short-Term Income Fund
105. Ultra Short-Term Municipal Income Fund
106. U.S. Value Fund
107. Value Fund/22/
108. WealthBuilder Conservative Allocation Portfolio
109. WealthBuilder Equity Portfolio
110. WealthBuilder Growth Allocation Portfolio
111. WealthBuilder Growth Balanced Portfolio
112. WealthBuilder Moderate Balanced Portfolio

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/19/ On November 7, 2007, the Board of Trustees approved the merger of the
     Overseas Fund into the International Equity Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.
*    Gateway Fund
/20/ On November 7, 2007, the Board of Trustees approved the liquidation of the Specialized Health Sciences Fund. Liquidation is expected to occur on or about January 25, 2008.
/21/ On November 7, 2007, the Board of Trustees approved the merger of the Ultra-Short Duration Bond Fund into the Ultra Short-Term Income Fund. The fund merger is expected to occur before the end of the third quarter of 2008.
/22/ On November 7, 2007, the Board of Trustees approved the merger of the Value
     Fund into the C&B Large Cap Value Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

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113. WealthBuilder Tactical Equity Portfolio
114. Wisconsin Tax-Free Fund
115. 100% Treasury Money Market Fund

Most recent annual approval by the Board of Trustees: March 30, 2007 Appendix A amended: December 1, 2007

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     The foregoing fee schedule is agreed to as of December 1, 2007 and shall remain in effect until changed in writing by the parties.

                                        WELLS FARGO FUNDS TRUST


                                        By:
                                            ------------------------------------
                                            C. David Messman
                                            Secretary


                                        WELLS FARGO BANK, N.A.


                                        By:
                                            ------------------------------------
                                            David A. Violett
                                            Assistant Vice President